Energy Focus, Inc. to Penetrate Public Building Lighting Market with Strategic Acquisition of
Lighting Energy Services Company

Signs Letter of Intent to acquire Stones River Companies of Nashville, TN

Solon, OH – September 29, 2009 – Energy Focus, Inc. (NASDAQ: EFOI), a leader in providing energy efficient lighting solutions, today announced that it intends to acquire Stones River Companies of Nashville, Tennessee, a leading lighting energy services company. The transaction, subject to completion of due diligence and approval by both companies’ boards of directors is expected to close within the next 90 days. Energy Focus’ management believes the acquisition of SRC will be accretive for the fiscal year 2010 as well as be a catalyst for growth going forward.

As part of its strategy to become a turnkey lighting energy services company, Energy Focus, Inc. is accelerating this transition through the acquisition of SRC which establishes a sales and delivery channel into the $100 billion public sector existing building market for energy efficient lighting solutions. Energy Focus, Inc. believes the combination of an advanced lighting technology supplier with a comprehensive lighting solutions services platform will allow it to penetrate markets in multiple geographies expanded by the recent government stimulus activity.

Jami Hall, President of Stones River Companies (SRC) commented: “I am delighted to announce SRC’s joining with Energy Focus, Inc. I believe that as a part of Energy Focus, Inc., SRC has the potential of taking our lighting energy services business to the next level. We’ve seen our public sector pipeline grow dramatically with the stimulus as well as with the government’s renewed emphasis on saving both energy and improving the environment. We see Energy Focus, Inc. at the forefront of advanced high-performance, efficient lighting technology.”

Joseph Kaveski, CEO, Energy Focus, Inc. said: “SRC’s business is based primarily on retrofitting existing public sector buildings with energy efficiency lighting, which is a significant benefactor of stimulus funding. By joining our forces, we expect to see dramatic growth in our energy services solutions business.” Mr. Kaveski continued, “The combination of Energy Focus’ energy efficient technology added to SRC’s established sales and delivery capability offers a value added package that no other lighting energy services company provides in our targeted markets.”

About Energy Focus

Energy Focus, Inc. is a leading supplier of energy solutions and the world’s only supplier of EFO®, a lighting technology that is more efficient than conventional electric lamps. Energy Focus’ solutions provide energy savings, aesthetics, safety and maintenance cost benefits over conventional lighting. Energy Focus also has a long-standing relationship with the US Government.  Energy Focus’ numerous research and development projects for the DOE and DARPA include creating energy efficient LED lighting systems for the US Navy fleet and the next generation Very High Efficiency Solar Cell.  Company headquarters are located at 32000 Aurora Rd., Solon, OH 44139. The company has additional offices in Pleasanton, CA, the United Kingdom, and Germany. For more information, see http://www.energyfocusinc.com.

About Stones River Companies

Stones River Electric was founded by Jami Wilson Hall in 1990 with a vision to take her new company in a different direction from the typical electrical contracting company. While most electrical contractors were concentrating on the construction market, Stones River Electric specialized in energy management systems, energy conservation projects, lighting upgrades, maintenance contracts and electrical/lighting installation and maintenance. This innovative approach proved to be very successful in establishing a unique niche in the marketplace.

Stones River Companies was later formed to support the distinct offerings of a lighting solution and design firm. These services include the design and implementation of energy efficient lighting measures to provide projects and services primarily in a regional marketplace, encompassing several states surrounding Tennessee. In 2002, Stones River Companies began offering lighting retrofit projects in support of Energy Services Companies serving the public sector existing building market.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding Energy Focus’ future business outlook, its products, its solutions, and its work with leading customers including governmental agencies. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results predicted. For more information about potential factors that could affect Energy Focus financial results, please refer to the Company’s SEC reports, including its Annual Reports on Form 10-K and its quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Energy Focus disclaims any intention or obligation to update or revise any forward-looking statements.

Media Contact:

            Energy Focus, Inc., Public Relations Office

            (440) 715-1295

            pr@energyfocusinc.com

Investor Contact:

CleanTech IR, Inc.

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